UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2008

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2008, the Company and Carl A. Pelzel, the Company’s President and Chief Executive Officer, amended the employment offer letter, dated as of August 24, 2007, between Mr. Pelzel and the Company (the “Pelzel Offer Letter”).

Mr. Pelzel and the Company agreed to amend the Pelzel Offer Letter to:  (a) acknowledge that the 62,500 share performance vesting option that was to be granted to Mr. Pelzel with an exercise price equal to $1.98 per share pursuant to the original terms of the Pelzel Offer Letter was previously approved and granted by the compensation committee of the board of directors on January 25, 2008 with an exercise price equal to $3.60 per share, and (b) to compensate Mr. Pelzel for the incrementally higher option exercise price of that option, the Company has agreed to make Mr. Pelzel a fully vested 30,000 share stock award under the Company’s 2004 Equity Incentive Plan on January 9, 2009 (or earlier, upon the occurrence of a change of control of the Company).  The Pelzel Offer Letter was filed as Exhibit 10.2 to the Form 8-K filed by the Company with the Securities and Exchange Commission on August 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: February 22, 2008	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Vice President and General Counsel